Exhibit 10.74

WIRELESS TRAFFIC EXCHANGE AGREEMENT

BETWEEN

RNK COMMUNICATIONS

AND

VERIZON WIRELESS

* WE HAVE REQUESTED CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS CONTAINED IN THIS EXHIBIT. THE COPY FILED AS AN EXHIBIT OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.*

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

TABLE OF CONTENTS

I.	Article I
	1.	Introduction
	2.	Recitals

II.	Article II
	1.	Definitions
	2.	Interpretation and Construction
	3.	Scope
	4.	Service Agreement
	5.	Compensation
	6.	Notice of Changes
	7.	General Responsibilities of the Parties
	8.	Term and Termination
	9.	Cancellation Charges
	10.	Non-Severability
	11.	Indemnification
	12.	Limitation of Liability
	13.	Disclaimer
	14.	Dispute Resolution
	15.	Regulatory
	16.	Pending Judicial Appeals and Regulatory Reconsideration
	17.	Miscellaneous

Attachments:
		A.	Rates
		B.	RNK States and OCNs
		C.	Verizon Wireless States and OCNs

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

I.	Article I

	1.	INTRODUCTION

          This Traffic Exchange Agreement (“Agreement”) is effective November 1, 2007 (the “Effective Date”), by and between RNK Inc. d/b/a RNK Communications on behalf of itself and its CLEC subsidiaries in the states designated herein (“Carrier”), with offices at 333 Elm Street, Suite 310, Dedham, MA 02026 and Cellco Partnership d/b/a Verizon Wireless and its affiliates (collectively, “Verizon Wireless”), each having an office and principal place of business at One Verizon Way, Basking Ridge, New Jersey, 07920.

	2.	RECITALS

WHEREAS, Carrier is a facilities-based Competitive Local Exchange Carrier and duly certified to provide local and long distance services in the State(s) listed in Attachment B (as such attachment may change from time to time), under the Operating Company Number(s) also listed in Attachment B (collectively referred to as “Carrier Territory”); and

WHEREAS, Verizon Wireless is authorized by the Federal Communications Commission (“FCC”) to provide Commercial Mobile Radio Services (“CMRS”) and provides such service in the Carrier Territory under the OCNs listed in Attachment C (as such attachment may change from time to time); and

WHEREAS, Carrier and Verizon Wireless exchange calls between their networks and wish to establish a Traffic Exchange Agreement for exchanging traffic as specified below; and

WHEREAS, the Parties are entering into this Agreement pursuant to the Communications Act;

NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Carrier and Verizon Wireless hereby agree as follows:

II.	Article II

	1.	DEFINITIONS

          Special meanings are given to common words in the telecommunications industry, and coined words and acronyms are common in the custom and usage in the industry. Words used in this contract are to be understood according to the custom and usage of the telecommunications industry, as an exception to the general rule of contract interpretation that words are to be understood in their ordinary and popular sense. In addition to this rule of interpretation, the following terms used in this Agreement shall have the meanings as specified below:

1.1

“Access Traffic” is that traffic that at the beginning of the call originates in one MTA (as defined in Section 1.15) and terminates in another MTA. Access Traffic is not subject to Reciprocal Compensation.

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

1.2	“Act” means the Communications Act of 1934, as amended by the Telecommunications Act of 1996.

1.3

“Affiliate” means a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term “own” means to own an equity interest (or the equivalent thereof) of more than 10 percent, and Affiliate includes the entities listed on the signature page.

1.3	“Central Office Switch” means a switch used to provide Telecommunications Services, including, but not limited to:

(a) “End Office Switch” is a switch in which the subscriber station loops are terminated for connection to either lines or trunks. The subscriber receives termination, switching, signaling, transmission, and related functions for a defined geographic area by means of an end office switch.

(b) “Tandem Switch” or “Tandem Office” is a switching facility that is used to interconnect trunk circuits between and among End Office Switches, aggregation points, points of termination, or points of presence.

(c) “Mobile Switching Center” or “MSC” is a switching facility that performs the switching for the routing of calls among Verizon Wireless’s mobile subscribers and subscribers in other mobile or landline networks. The MSC is used to connect and switch trunk circuits to end office switches, tandem switches, and other MSCs. The MSC has the functional equivalency of an End Office Switch and/or a Tandem Switch.

1.4	“Commercial Mobile Radio Services” or “CMRS” means Commercial Mobile Radio Services as defined in 47 C.F.R. Part 20.

1.5	“Commission” means the relevant state agency with oversight authority over telecommunications.

1.6

“Conversation Minutes” is defined as the measured minutes of use in full second increments (without rounding) beginning when the terminating recording switch receives answer supervision from the called end user and ends when the terminating recording switch receives or sends disconnect (release message) supervision, whichever occurs first. Conversation Minutes are aggregated at the end of the monthly billing cycle and rounded to the next whole minute.

1.7	“Effective Date” means the date first above written.

1.8	“FCC” means the Federal Communications Commission.

1.9	“Interconnection” for purposes of this Agreement is the linking of Carrier and Verizon Wireless networks, either directly or indirectly, for the exchange of Access and Non-Access Traffic.

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

1.10

“Interexchange Carrier” or “IXC” means a carrier other than a CMRS provider that provides or carries, directly or indirectly, InterLATA service or IntraLATA toll traffic. For the purposes of this Agreement, a CMRS provider is not an IXC.

1.11	“Local Exchange Routing Guide” or “LERG” means the Telcordia reference customarily used to identify NPA-NXX routing and rating information.

1.12	“Local Exchange Carrier” or “LEC” is as defined in the Act.

1.13	“Major Trading Area” or “MTA” means Major Trading Area as defined by the FCC in 47 C.F.R. Part 24.202.

1.14

“Non-Access Traffic” is defined for purposes of compensation under this Agreement as traffic that (a) at the beginning of the call, (b) originates on one Party’s network, (c) terminates on the other Party’s network, and (d) where the originating point and terminating point are within the same Major Trading Area (MTA). The originating or terminating point for Verizon Wireless is the cell site serving the end user at the beginning of the call, and the originating or terminating point for Carrier is the location of their end user, regardless as to how the call is transported to the terminating Party.

1.15

“NPA” or the “Number Plan Area” is also referred to as an “area code” and is the three-digit indicator that is designated by the first three digits of each ten (10) digit telephone number within the North American Numbering Plan (“NANP”). There are two general categories, “Geographic NPAs” and “Non-Geographic NPAs.” A Geographic NPA is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A Non-Geographic NPA, also known as a “Service Access Code (SAC)” is typically associated with a specialized Telecommunication(s) Service which may be provided across multiple Geographic NPA areas; 500, 800, 700, 900, and 888 are examples of Non Geographic NPAs.

1.16	“NXX,” “NXX Code,” or “Central Office Code” is the three-digit switch entity indicator that is defined by the fourth, fifth, and sixth digits of a ten (10) digit telephone number within the NANP.

1.17	“Party” means either Carrier or Verizon Wireless and “Parties” means Carrier and Verizon Wireless.

1.18

“Rate Center” means the specific geographic point and corresponding geographic area that is associated with one or more NPA-NXX codes that have been assigned for the provisioning of telecommunications services. The rating and routing points need not be the same.

1.19

“Reciprocal Compensation” means an arrangement between two carriers in which each receives compensation from the other carrier for the transport and termination of Non-Access Traffic, as defined in Section 1.14 above, that originates on the other carrier’s network.

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

1.20	“Transiting Traffic” is traffic that originates on one carrier’s network, transits one or more other carriers’ networks substantially unchanged, and terminates on yet another carrier’s network.

2.	INTERPRETATION AND CONSTRUCTION

          All references to Sections, Exhibits, Schedules, and Attachments shall be deemed to be references to Sections of, and Exhibits, Schedules, and Attachments to, this Agreement unless the context shall otherwise require. The headings of the Sections and the terms are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument or other third party offering, guide or practice, statute, regulation, rule or tariff is for convenience of reference only and is not intended to be a part of or to affect the meaning of a rule or tariff as amended and supplemented from time-to-time (and, in the case of a statute, regulation, rule or tariff, to any successor provision).

3.	SCOPE

3.1. This Agreement is intended, inter alia, to describe and enable the exchange of traffic between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided for herein.

3.2. This Agreement addresses the mutual exchange of Non-Access Traffic subject to reciprocal compensation obligations as described in § 251(b)(5) of the Act. Furthermore, this Agreement sets forth the terms, conditions, and rates under which the Parties agree to interconnect the CMRS network of Verizon Wireless and the LEC network of Carrier for purposes of the mutual exchange of Non-Access Traffic, provided that the service provided by Verizon Wireless to its customer is a two-way Mobile Service as defined in 47 U.S.C. §153(27).

3.3. This Agreement covers Non-Access Traffic exchanged between the Parties in the states listed in Attachments B and C. The Parties intend this agreement to cover all territories where both Parties are certified, and to that end, should RNK become certified in additional states not listed in Attachment B during the term of this Agreement, RNK shall provide Verizon Wireless with notice of such new state and provide an updated Attachment B via an amendment to this Agreement pursuant to the provisions of Section 17.16. The Parties will execute such amendment within a reasonable timeframe, and the services provided in the newly added state shall be in accordance with the terms of this Agreement. Such new Attachment B shall be effective thirty (30) days after the date of execution of the amendment and Verizon Wireless shall provide a revised Attachment C, if necessary as part of the amendment. Should a Party delay in executing a revised attachment, the aggrieved party may proceed in accordance with Section 14 of the Agreement.

3.4. The Non-Access Traffic subject to the terms and conditions of this Agreement is that traffic originated by an end user of one Party on that Party’s network and terminated to an end user on the other Party’s network within the same MTA.

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

4.	SERVICE AGREEMENT

4.1. Description of Arrangements: This agreement provides for the exchange of Non-Access Traffic. Routing of traffic shall be as described in this Section, except that, alternatives may be employed in the event of emergency or temporary equipment failure.

4.2. Non Access Traffic: This Agreement provides for interconnection between the network of Carrier and the network of Verizon Wireless for the purpose of exchanging Non-Access Traffic. Indirect interconnection shall be the default method of interconnection under this Agreement unless otherwise agreed to by the Parties.

4.2.1. Indirect Interconnection: Verizon Wireless and Carrier shall, unless the Parties otherwise agree, interconnect their networks at an agreed upon third party Tandem Switch. Verizon Wireless and Carrier must have a contractual or tariff arrangements with the third party for the delivery of traffic to the terminating Party. Carrier and Verizon Wireless will accept this traffic subject to the compensation arrangements set forth below. The originating carrier is responsible for any tandem switching and tandem transport charges billed by the third party tandem provider.

4.2.2. Direct Interconnection: Either Party may request an interconnection facility directly connecting the Parties switches once the traffic from the requesting Party’s switch to the terminating Party’s switch exceeds 1,000,000 Conversation Minutes of use per month for three (3) consecutive months. The Parties may establish direct interconnection using one-way trunk groups, two-way trunk groups, or through a meet point arrangement.

4.2.2.1. Meet Point Arrangement: The Parties agree to interconnect their networks using a mutually agreed to meet point arrangement whereby each Party provisions and pays for 100% of the two-way facility cost between their switch and the agreed to meet point.

Each Party agrees to perform local number portability (“LNP”) database queries on its originated traffic, and to only route traffic over the direct interconnection facilities to the extent the local routing number (“LRN”) returned from such queries belongs to the other Party.

	4.2.3.	Rating and Routing.

		4.2.3.1.	The Parties agree to route Non-Access Traffic in accordance with the LERG.

4.2.3.2.

Dialing Parity. Carrier shall rate calls by Carrier’s end user when dialing a Verizon Wireless NPA-NXX the same as it rates calls by its end users when calling a Carrier’s or another carrier’s NPA-NXX, associated with the same rating point.

4.2.4. The Parties acknowledge and agree that some Verizon Wireless traffic routed to Carrier over the Non-Access interconnection trunks may contain a small amount of Access Traffic. This is because CMRS licensing territories do not exactly match the geographical boundaries of an MTA. Because the traffic volume is de-minimus in nature, this Access Traffic shall be considered Non-Access Traffic.

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

4.3. Network Managers: Nothing in this Agreement shall prohibit Verizon Wireless from enlarging its CMRS network through management contracts with third parties for the construction and operation of a CMRS system under the Verizon Wireless brand name and license. Traffic traversing such extended networks shall be deemed to be and treated under this Agreement as Verizon Wireless’ traffic when it originates on such extended network and terminates on Carrier’s network, and as Carrier’s traffic when it originates upon Carrier’s network and terminates upon such extended network. Telecommunications traffic traversing on such extended networks shall be subject to the terms, conditions, and rates of this Agreement.

5.	COMPENSATION

5.1. Non-Access Traffic: The terminating carrier shall bill the originating carrier reciprocal compensation for transport and termination of Non-Access Traffic, as defined in Section 1.14. For the purposes of billing reciprocal compensation for Non-Access Traffic, Carrier shall bill Verizon Wireless the Conversation Minutes obtained from actual usage records from its switch or from records and or reports provided by the transiting carrier. Verizon Wireless will bill Carrier as provided for in Section 5.1.1.1. Conversation Minutes begin when the terminating recording switch receives answer supervision from the called end-user, as comes from the called party’s carrier, and ends when the terminating recording switch receives or sends disconnect (release message) supervision, whichever occurs first. The measured usage is aggregated at the end of the measurement cycle and rounded to the next whole minute.

5.1.1. The preferred method of classifying and billing traffic is by actual traffic measurement. If at the start of this Agreement, Verizon Wireless is incapable of measuring Non-Access Traffic originated by Carrier, and until such time that Verizon Wireless can measure actual traffic exchanged, the following surrogate billing methodology shall used.

5.1.1.1 [***] Carrier to Verizon Wireless minutes shall be calculated by (i) dividing the Mobile-to-Land minutes of use, as billed by Carrier, by the Mobile-to-Land percent of total Non-Access Traffic [***], and (ii) multiplying the results in (i) by the Land-to-Mobile percent of total Non-Access Traffic [***]. Verizon Wireless will separately bill Carrier for the Carrier-originated minutes terminating to Verizon Wireless using the [***].

5.1.1.2 If, however, Verizon Wireless is at some future date able to measure its own traffic, Verizon Wireless shall bill Carrier using Verizon Wireless’ actual traffic measurements after providing Carrier with sixty (60) days prior written notice.

5.2	Calculation of Payments and Billing:

5.2.1

Carrier shall bill Verizon Wireless for terminating Non-Access Traffic on a monthly basis with a separate invoice for each state as provided for in Sections 5.1. Verizon Wireless shall bill Carrier monthly for Non-Access Traffic as provided for in Section 5.1.1.1.

	5.2.2	Should the Parties agree to provision two-way facilities as provided for in Section 4.2.3.2, the Party provisioning the facility shall bill the other Party their

Traffic Exchange Agreement between RNK Communications & Verizon Wireless proportional amount based on the Non-Access Traffic Exchange factor as shown in Attachment A.

	5.2.3	Back Billing:

5.2.3.1

After execution of this Agreement by both Parties (“Execution Date”), Carrier shall, within thirty (30) days of the Execution Date, render invoices for traffic terminated between the Effective Date up until the Execution Date. Such invoices shall be paid in accordance with the terms of this Agreement. These initial invoices shall be sent to:

Verizon Wireless Attn: Amy Hindman 1120 Sanctuary Parkway Suite 150 Mail Code GASA5ICT Alpharetta, GA 30004

5.2.3.2

Within thirty (30) days of receiving the invoices in 5.2.3.1, Verizon Wireless will render to Carrier invoices for traffic terminated between the Effective Date up until the Execution Date. Such invoices shall be paid in accordance with the terms of this Agreement.

	5.2.4	With the exception of section 5.2.3, et seq., Neither Party shall be liable to the other Party for any amount not billed within twelve months of the date service was rendered.

5.3	Other Billing Terms:

5.3.1

Audits and Billing for the termination of Non-Access Traffic exchanged between the Parties shall be pursuant to the terms of this section. Should Verizon Wireless provision one-way trunks from Carrier as provided for in Section 4.3, the charges for these trunks are to be billed monthly and paid within 30 days of the invoice date. Late payment fees, not to exceed 1 1/2% per month (or a lower percent as specified by law), will be due for any and all delinquent payments.

5.3.2

Upon thirty (30) days written notice, each Party must provide the other the ability and opportunity to conduct an annual audit to ensure the proper billing of traffic between the Parties. The audit must be completed within ninety (90) days of the request. The Parties will retain records of call detail for a minimum of six (6) months. The audit shall be accomplished during normal business hours at an office designated by the Party being audited. Audit request shall not be submitted more frequently than one (1) time per calendar year. The audit shall be performed by a mutually acceptable independent auditor paid for by the Party requesting the audit. Any discrepancy in billing discovered during an audit shall be retroactively adjusted for the six (6) months immediately preceding such notice.

5.3.3

Each Party may request to inspect, during normal business hours and with ten (10) business days’ notice, the records that are the basis for any monthly bill issued by the other Party and to request copies thereof provided that the

Traffic Exchange Agreement between RNK Communications & Verizon Wireless requested records do not exceed two (2) months in age from the date the monthly bill containing said record information was issued.

6.	NOTICE OF CHANGES

          If a Party contemplates a change in its network that it believes will materially affect the inter-operability of its network with the other Party, the Party making the change shall provide at least ninety (90) days advance written notice of such change to the other Party.

7.	GENERAL RESPONSIBILITIES OF THE PARTIES

7.1 Each Party is individually responsible to provide facilities within its network that are necessary for routing, transporting and, measuring and billing traffic contemplated in Section 5 preceding from the other Party’s network and for delivering such traffic to the other Party’s network in a mutually acceptable format, and to terminate the traffic it receives in that mutually acceptable format to the proper address on its network. All direct interconnection facilities will be at a DS1 level, multiple DS1 level, or DS3 level and will conform to industry standards. All two-way trunk facilities will be engineered to a P.01 grade of service. (The technical reference for DS1 facilities is Telcordia TR-NWT-000499. The technical reference for trunking facilities is Telcordia TR-NPL-000145.)

7.2 Neither Party shall use any service related to or use any of the Services provided in this Agreement in any manner that prevents other persons from using their service or destroys the normal quality of service to other carriers or to either Party’s customers, and subject to notice and a reasonable opportunity of the offending Party to cure any violation, either Party may discontinue or refuse service if the other Party violates this provision.

7.3 Each Party is solely responsible for the services it provides to its customers and to other Telecommunications Carriers.

7.4 Each Party is responsible for administering NXX codes assigned to it.

7.5 Each Party is responsible for obtaining Local Exchange Routing Guide (“LERG”) listings of the Common Language Location Identifier (“CLLI”) assigned to its switches.

7.6 Each Party shall use the LERG published by Telcordia or its successor for obtaining routing information and shall provide all required information to Telcordia for maintaining the LERG in a timely manner.

7.7 SS7 connectivity is required on both Parties’ networks for Type 2 trunks, where it is technically feasible. SS7 connectivity will be provided in accordance with the technical specifications of accepted industry practice and standards. The Parties agree that each Party is individually responsible for their portion of the SS7 signaling and therefore neither Party shall charge the other Party for the exchange of SS7 messages.

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

8.	TERM AND TERMINATION

8.1 Subject to the provisions of Section 15, the initial term of this Agreement shall be for three (3) years (“Term”), which shall commence on the Effective Date. Unless terminated by a Party, this Agreement shall automatically renew on a month-to-month basis. Either Party may terminate this agreement at the expiration date of the initial term or any subsequent month-to-month expiration date provided the terminating Party gives written notice to terminate (“Notice Date”) at least ninety (90) days prior to an expiration date. Either Party may request negotiations of a successor agreement. If the Parties are unable to agree on the terms of a successor agreement, either Party may seek regulatory or judicial relief as necessary.

8.2 Neither Party shall have any liability to the other Party for termination of this Agreement other than to pay to the other Party any amounts owed under this Agreement. Upon termination or expiration of this Agreement:

(a) each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement in accordance with Section 8.5;

(b) each Party’s indemnification obligations (Section 11) and confidentiality obligations (Section 17.5) shall survive termination or expiration of this Agreement. If either Party defaults in the payment of any amount due hereunder, or if either Party violates any other provision of this Agreement, and such default or violation shall continue for thirty (30) days after written notice thereof (pursuant to Section 17.10), the other Party may terminate this Agreement by written notice. If the defaulting Party cures the default or violation within the thirty (30) day period, the other Party will not terminate this Agreement but shall be entitled to recover all costs, if any, incurred by it in connection with the default or violation.

8.3 The Parties agree that disputed and undisputed amounts due under this Agreement shall be handled as follows:

If any portion of an amount due to a Party (the “Billing Party”) under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the “Non-Paying Party”) shall, within thirty (30) days of the invoice date containing such disputed amount, give written notice to the Billing Party of the amounts it disputes (“Disputed Amounts”) and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due all undisputed amounts to the Billing Party. The Parties will work together in good faith to resolve issues relating to the disputed amounts. If the dispute is resolved such that payment of the disputed amount is required, whether for the original full amount or for the settlement amount, the Non-Paying Party shall pay the full disputed or settlement amounts with daily interest at the lesser of (i) one and one-half percent (1-1/2%) per month or (ii) the highest rate of interest that may be charged under the applicable state law from the date of invoice. In addition, the Billing Party may initiate a complaint proceeding with the appropriate regulatory or judicial entity, if unpaid undisputed amounts become more than ninety (90) days past due, provided the Billing Party gives an additional thirty (30) days notice and opportunity to cure the default.

Any undisputed amounts not paid when due shall accrue daily interest from the date such amounts were due at the lesser of (i) one and one-half percent (1-1/2%) per month or (ii) the highest rate of interest that may be charged under the applicable state law.

Undisputed amounts shall be paid within thirty (30) days of invoice date.

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

8.4	Upon termination or expiration of this Agreement in accordance with this Section:

(a) Each Party shall comply immediately with its obligations as set forth above;

(b) Each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement;

(c) Each Party’s indemnification obligations shall survive termination or expiration of this Agreement.

8.5

Either Party may terminate this Agreement in whole or in part in the event of a default of the other Party, provided, however, that the non-defaulting Party notifies the defaulting Party in writing pursuant to Section 17.10 of the alleged default and the defaulting Party does not cure such alleged default within thirty (30) days after receipt of written notice thereof.

9.	CANCELLATION CHARGES

Except as provided herein or certain Services provided under one or more relevant Exhibits and any applicable Early Termination provisions expressly agreed in any applicable executed Exhibits, no cancellation charges shall apply.

10.	NON-SEVERABILITY

10.1 The services, arrangements, terms and conditions of this Agreement were mutually negotiated by the Parties as a total arrangement and are intended to be non-severable.

10.2 Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of federal or state law, or any regulations or orders adopted pursuant to such law.

11.	INDEMNIFICATION

11.1 Each Party (the “Indemnifying Party”) shall indemnify and hold harmless the other Party (“Indemnified Party”) from and against loss, cost, claim liability, damage, and expense (including reasonable attorney’s fees) to customers and other third parties for:

(1) damage to tangible personal property or for personal injury proximately caused by the negligence or willful misconduct of the Indemnifying Party, its employees, agents or contractors;

(2) claims for libel, slander, or infringement of copyright arising from the material transmitted over the Indemnified Party’s facilities arising from the Indemnifying Party’s own communications or the communications of such Indemnifying Party’s customers; and

(3) claims for infringement of patents arising from combining the Indemnified Party’s facilities or services with, or the using of the Indemnified Party’s services or facilities in connection with, facilities of the Indemnifying Party.

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

Neither Party shall accept terms of a settlement that involves or references the other Party in any matter without the other Party’s approval.

Notwithstanding this indemnification provision or any other provision in the Agreement, neither Party, nor its parent, subsidiaries, affiliates, agents, servants, or employees, shall be liable to the other for Consequential Damages (as defined in Section 12.3).

11.2 The Indemnified Party will notify the Indemnifying Party promptly in writing of any claims, lawsuits, or demands by customers or other third parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section, and, if requested by the Indemnifying Party, will tender the defense of such claim, lawsuit or demand.

(1) In the event the Indemnifying Party does not promptly assume or diligently pursue the defense of the tendered action, then the Indemnified Party may proceed to defend or settle said action and the Indemnifying Party shall hold harmless the Indemnified Party from any loss, cost liability, damage and expense.

(2) In the event the Party otherwise entitled to indemnification from the other elects to decline such indemnification, then the Party making such an election may, at its own expense, assume defense and settlement of the claim, lawsuit or demand.

(3) The Parties will cooperate in every reasonable manner with the defense or settlement of any claim, demand, or lawsuit.

(4) Neither Party shall accept the terms of a settlement that involves or references the other Party in any matter without the other Party’s approval.

12.	LIMITATION OF LIABILITY

12.1 No liability shall attach to either Party, its parents, subsidiaries, affiliates, agents, servants, employees, officers, directors, or partners for damages arising from errors, mistakes, omissions, interruptions, or delays in the course of establishing, furnishing, rearranging, moving, terminating, changing, or providing or failing to provide services or facilities (including the obtaining or furnishing of information with respect thereof or with respect to users of the services or facilities) in the absence of gross negligence or willful misconduct.

12.2 Except as otherwise provided in Section 11, no Party shall be liable to the other Party for any loss, defect or equipment failure caused by the conduct of the first Party, its agents, servants, contractors or others acting in aid or concert with that Party, except in the case of gross negligence or willful misconduct.

12.3 Except as otherwise provided in Section 11, no Party shall have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, “Consequential Damages”), even if the other Party has been advised of the possibility of such damages.

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

13.	DISCLAIMER

EXCEPT AS OTHERWISE PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER. ADDITIONALLY, NEITHER PARTY ASSUMES ANY RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF DATA OR INFORMATION SUPPLIED BY THE OTHER PARTY WHEN THIS DATA OR INFORMATION IS ACCESSED AND USED BY A THIRD-PARTY.

14.	DISPUTE RESOLUTION

          The Parties desire to resolve disputes arising out of or relating to this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or an injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the Parties agree to use the following dispute resolution procedures with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

14.1 Informal Resolution of Disputes

Disputes arising under Section 8.3 shall be handled in accordance with Sections 8.3. All other disputes shall be handled in accordance with section 14.1 hereafter. At the written request of a Party, each Party will appoint a knowledgeable, responsible representative, empowered to resolve such dispute, to meet and negotiate in good faith to resolve any dispute arising out of or relating to this Agreement. The Parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration, and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, exempt from discovery, and shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise discoverable, be discovered or otherwise admissible, be admitted in evidence, in the arbitration or lawsuit.

14.2 Formal Dispute Resolution

If negotiations fail to produce an agreeable resolution within ninety (90) days, then either Party may proceed with any remedy available to it pursuant to law, equity or agency mechanisms; provided, that upon mutual agreement of the Parties such disputes may also be submitted to binding arbitration. In the case of arbitration, each Party shall bear its own costs. The Parties shall equally split the fees of any mutually agreed upon arbitration procedure and the associated arbitrator.

14.3 Continuous Service

The Parties shall continue providing services to each other during the pendency of any dispute resolution procedure, so long as the Parties continue to perform their payment obligations for undisputed charges (including making payments in accordance with this Agreement.).

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

15.	REGULATORY

          The Parties reserve the right to seek regulatory relief and otherwise seek redress from each other regarding performance and implementation of this Agreement. This Agreement is subject to change, modification, or cancellation, as may be required by a regulatory authority or court in the exercise of its lawful jurisdiction.

          The Parties agree that their entrance into this Agreement is without prejudice to any positions they may have taken previously, or may take in the future in any legislative, regulatory, judicial, or other public forum addressing any matters, including matters related to the same types of arrangements covered in this Agreement.

16.	PENDING JUDICIAL APPEALS AND REGULATORY RECONSIDERATION

          The Parties acknowledge that the respective rights and obligations of each Party as set forth in this Agreement are based on the text of the Act and the rules and regulations promulgated thereunder by the FCC and the Commission as of the Effective Date (“Applicable Rules”). In the event of any amendment to the Act, any effective legislative action or any effective regulatory or judicial order, rule, regulation, arbitration award, dispute resolution procedures under this Agreement or other legal action purporting to apply the provisions of the Act to the Parties or in which the FCC or the Commission makes a generic determination that expressly revises, modifies, or reverses the Applicable Rules (individually and collectively, Amended Rules), either Party may, by providing written notice to the other party, require that the affected provisions of this Agreement be renegotiated in good faith, and this Agreement shall be amended accordingly to reflect the pricing, terms, and conditions of each such Amended Rules relating to any of the provisions in this Agreement.

17.	MISCELLANEOUS

17.1 Authorization

17.1.1 Carrier is a Massachusetts corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to any necessary regulatory approval.

17.1.2 Verizon Wireless is duly organized and validly existing under the laws of the State(s) in which the Parties exchange traffic pursuant to this Agreement and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to any necessary regulatory approval.

17.2 Compliance. Each Party shall comply with all applicable federal, state, and local laws, rules, and regulations applicable to its performance under this Agreement.

17.3 Independent Contractors. Neither this Agreement, nor any actions taken by Verizon Wireless or Carrier in compliance with this Agreement, shall be deemed to create an agency or joint venture relationship between Verizon Wireless and Carrier, or any relationship other than that of purchaser and seller of services. Neither this Agreement, nor any actions taken by Verizon Wireless or Carrier in compliance with this Agreement, shall create a contractual, agency, or any other type of relationship or third party liability between Verizon Wireless and Carrier end users or others.

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

17.4 Force Majeure. Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected. If any Force Majeure condition occurs, the Party delayed or unable to perform shall give immediate notice to the other Party as soon as reasonably possible and shall take all reasonable steps to correct the Force Majeure condition. During the pendency of the Force Majeure, the duties of the Parties under this Agreement affected by the Force Majeure condition shall be abated and shall resume without liability thereafter.

17.5 Confidentiality

17.5.1 Any information such as specifications, drawings, sketches, business information, forecasts, models, samples, data, computer programs and other software and documentation of one Party (a Disclosing Party) that is furnished or made available or otherwise disclosed to the other Party or any of its employees, contractors, or agents (its “Representatives” and with a Party, a “Receiving Party”) pursuant to this Agreement (“Proprietary Information”) shall be deemed the property of the Disclosing Party. Proprietary Information, if written, shall be clearly and conspicuously marked “Confidential” or “Proprietary” or with other similar notice, and, if oral or visual, shall be confirmed in writing as confidential by the Disclosing Party to the Receiving Party within ten (10) days after disclosure. Proprietary Information, whether or not marked as such includes, without limitation: oral or written negotiation, orders for services, usage information in any form and Customer Proprietary Network Information as that term is defined in the Act and rules and regulations of the FCC. Unless Proprietary Information was previously known by the Receiving Party free of any obligation to keep it confidential, or has been or is subsequently made public by an act not attributable to the Receiving Party, or is explicitly agreed in writing not to be regarded as confidential, such information: (i) shall be held in confidence by each Receiving Party; (ii) shall be disclosed to only those persons who have a need for it in connection with the provision of services required to fulfill this Agreement and shall be used by those persons only for such purposes; and (iii) may be used for other purposes only upon such terms and conditions as may be mutually agreed to in advance of such use in writing by the Parties. Notwithstanding the foregoing sentence, a Receiving Party shall be entitled to disclose or provide Proprietary Information as required by any governmental authority or applicable law, upon advice of counsel, only in accordance with Section 17.5.2 of this Agreement.

17.5.2 If any Receiving Party is required by any governmental authority or by applicable law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure unless expressly forbidden by such governmental authority and/or applicable law. The Disclosing Party may then seek appropriate protective relief from all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief that such Disclosing Party chooses to obtain.

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

17.5.3 In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers, and other material (including all copies thereof) obtained from the other Party in connection with this Agreement and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act, omission or fault of such Party, in any manner making it available to the general public.

17.6 Governing Law. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the FCC, the exclusive jurisdiction and remedy for all such claims shall be as provided for by the FCC and the Act. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the Commission, the exclusive jurisdiction for all such claims shall be with the Commission, and the exclusive remedy for such claims shall be as provided for by such Commission. In all other respects, this Agreement shall be governed by the domestic laws of the State of New York without reference to conflict of law provisions.

17.7 Taxes. Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges). Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide such sale for resale tax exemption certificate will result in no exemption being available to the purchasing Party.

17.8 Assignment. This Agreement shall be binding upon the Parties and shall continue to be binding upon all such entities regardless of any subsequent change in their ownership. Except as provided in this paragraph, neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party, which consent will not be unreasonably withheld; provided that either Party may assign this Agreement to a corporate Affiliate or an entity under its common control by providing prior written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties’ respective successors and assigns.

17.9 Non-Waiver. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege. By agreeing to the rates in Attachment A, Carrier does not abrogate or waive any previous rights it may have had under tariff for services rendered to Verizon Wireless.

17.10 Notices.

17.10.1 Notices given by one Party to the other Party under this Agreement shall be in writing and shall be: (i) delivered personally; (ii) delivered by express delivery service;

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

(iii) mailed, certified mail, return receipt requested to the following addresses of the Parties:

To: Verizon Wireless	To: Carrier
Verizon Wireless 1120 Sanctuary Parkway Suite 150 Mail Code GASA5ICT Alpharetta, GA 30004 Attn : Associate Director – Wireline Interconnection	RNK Communications Attention: General Counsel 333 Elm Street, Suite 310 Dedham, MA 02026

With a copy to:	With copy to:

Verizon Wireless 1300 I Street, NW – Suite 400W Washington, DC 20005 Attn: Regulatory Counsel — Interconnection	RNK Communications Attention: Regulatory Compliance Manager 333 Elm Street, Suite 310 Dedham, MA 02026

Or to such other address as either Party shall designate by written notice. Notices will be deemed given as of the earlier of: (i) the date of actual receipt; (ii) the next business day when notice is sent via express mail or personal delivery; (iii) three (3) days after mailing in the case of certified U.S. mail. A Party may change its notice address by providing written notice pursuant to this Section 17.10.

17.10.2 In order to facilitate trouble reporting and to coordinate the repair of Interconnection Facilities, trunks, and other interconnection arrangements provided by the Parties under this Agreement, each Party has established a single point of contact available 24 hours per day, seven days per week, at telephone numbers to be provided by the Parties. Each Party shall call the other at these respective telephone numbers to report trouble with connection facilities, trunks, and other interconnection arrangements, to inquire as to the status of trouble ticket numbers in progress, and to escalate trouble resolution.

24 Hour Network Management or Emergency Contact: For Carrier: NOC Contact Number: 1-800-993-9940

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

For Verizon Wireless: NOC Contact Number: 1-800-852-2671

Before either party reports a trouble condition, it must first use its reasonable efforts to isolate the trouble to the other Party’s facilities, service, and arrangements. Each Party will advise the other of any critical nature of the inoperative facilities, service, and arrangements and any need for expedited clearance of trouble. In cases where a Party has indicated the essential or critical need for restoration of the facilities, services or arrangements, the other party shall use its best efforts to expedite the clearance of trouble.

17.11 Publicity and Use of Trademarks or Service Marks. Neither Party nor its subcontractors or agents shall use the other Party’s trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party’s prior written consent.

17.12 Joint Work Product. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms. In the event of any ambiguities, no inferences shall be drawn against either Party.

17.13 No Third Party Beneficiaries; Disclaimer of Agency. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein expressed or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a party as a legal representative or agent of the other Party; nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, in the name of, or on behalf of the other Party, unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party’s business.

17.14 No License. No license under patents, copyrights, or any other intellectual property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party, or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

17.15 Technology Upgrades. Nothing in this Agreement shall limit either Parties’ ability to upgrade its network through the incorporation of new equipment, new software or otherwise, provided it is to industry standards, and that the Party initiating the upgrade shall provide the other Party written notice at least ninety (90) days prior to the incorporation of any such upgrade in its network which will materially impact the other Party’s service (expressly excepting minor outages associated with testing and routine network upgrades). Each Party shall be solely responsible for the cost and effort of accommodating such changes in its own network.

17.16 Entire Agreement. The terms contained in this Agreement and any Schedules, Exhibits, tariffs, and other documents or instruments referred to herein are hereby incorporated into this Agreement by reference as if set forth fully herein, and constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any

Traffic Exchange Agreement between RNK Communications & Verizon Wireless preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party’s form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified, by a writing signed by an officer of each Party.

17.17 Foreign-Based Services. Each Party represents, warrants, and covenants that no service performed by such Party pursuant to this Agreement shall be provided, directed, controlled, supervised, or managed, and no data or Verizon Wireless customer communication (voice or data) relating to any such service shall be stored or transmitted, at, in, or through, a site located outside of the United States without the advance written consent of Verizon Wireless.

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the dates listed below.

Verizon Wireless		RNK, Inc.

By:	/s/ Nicola Palmer	By:	/s/ Richard N. Koch

Name:	Nicola Palmer	Name:	Richard N. Koch

Title:	Vice President Network Operations Support	Title:	President

Date:		Date:

Traffic Exchange Agreement between RNK Communications & Verizon Wireless

Attachment A

[***]

[***]	[***]

[***]	[***]
[***]

[***]	[***]

* We have requested confidential treatment of certain provisions contained in this exhibit. The copy filed as an exhibit omits the information subject to the confidentiality request.*